EXHIBIT 21
MEADOWBROOK INSURANCE GROUP, INC.
 LIST OF SUBSIDIARIES

	.	Meadowbrook Insurance Group, Inc.

Meadowbrook, Inc.	Star Insurance Company	Crest Financial Corporation	ProCentury Corporation	Meadowbrook Capital Trust I

Meadowbrook Intermediaries, Inc.	Savers Property and Casualty Insurance Company	American Highway Carriers Association	ProCentury Risk Partners Insurance Co.	Meadowbrook Capital Trust II

Meadowbrook of Nevada, Inc.	Ameritrust Insurance Corporation	Liberty Premium Finance, Inc.	Century Surety Company

Meadowbrook Insurance Agency, Inc.*	Williamsburg National Insurance Company	Interline Insurance Services, Inc.	ProCentury Insurance Company

MarketPlus Insurance Agency, Inc.	American Indemnity Insurance Company, Ltd.	Commercial Carriers Insurance Agency, Inc.

Meadowbrook Risk Management, Limited (Bermuda) *

Florida Preferred Administrators, Inc.

Meadowbrook of Florida, Inc.*

Meadowbrook Insurance, Inc.

Preferred Insurance Agency, Inc.

Preferred Comp Insurance Agency of New Hampshire, Inc.

TPA Insurance Agency, Inc.

TPA Insurance Agency of New Hampshire, Inc.*

Medical Professional Liability Risk Purchasing Group, Inc.

*These subsidiaries were dissolved during 2013.